Exhibit 10.3
PPL WEM HOLDINGS PLC
TO
THE BANK OF NEW YORK MELLON,
Trustee
Supplemental Indenture No. 1
Dated as of April 21, 2011
Supplemental to the Indenture
dated as of April 21, 2011
Establishing
3.900% Senior Notes due 2016
and
5.375% Senior Notes due 2021

SUPPLEMENTAL INDENTURE NO. 1
SUPPLEMENTAL INDENTURE No. 1, dated as of the 21st day of April 2011, made and entered into by and between PPL WEM HOLDINGS PLC, a public limited company duly organized and existing under the laws of England and Wales, having its principal corporate offices at Avonbank Feeder Road, Bristol, United Kingdom BS2 0TB (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 4th Floor, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of April 21, 2011 (hereinafter called the “Original Indenture”), between the Company and said Trustee this Supplemental Indenture No. 1 being supplemental thereto. The Original Indenture and this Supplemental Indenture No. 1 are hereinafter sometimes, together, called the “Indenture.”
Recitals of the Company
The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein.
Pursuant to Article Three of the Original Indenture, the Company wishes to establish two series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 1” and “Securities of Series No. 2.”
As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and terms of the Securities of Series No. 1 and the Securities of Series No. 2. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the designation and terms of each such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company, and to make the Securities of Series No. 1 and the Securities of Series No. 2 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows:
ARTICLE 1
Securities of Series No. 1 and Series No. 2
Section 1.01. Creation of Series No. 1.
There is hereby created a series of Securities designated “3.900% Senior Notes due 2016,” and the Securities of such series shall:
(a) be issued initially in the aggregate principal amount of $460,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture or an Officer’s Certificate, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);
(b) have such terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and
(c) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.
Section 1.02. Creation of Series No. 2.
There is hereby created a series of Securities designated “5.375% Senior Notes due 2021,” and the Securities of such series shall:
(a) be issued initially in the aggregate principal amount of $500,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture or an Officer’s Certificate, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);
(b) have such terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and
(c) be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE 2
Miscellaneous Provisions
Section 2.01. Single Instrument.
This Supplemental Indenture No. 1 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No. 1, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute the Indenture.
Section 2.02. Effect of Headings.
The Article and Section headings in this Supplemental Indenture No. 1 are for convenience only and shall not affect the construction hereof.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first written above.

PPL WEM HOLDINGS PLC
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:

The undersigned accepts its appointments as Paying Agent in paragraph (f) of Part I of the Officer’s Certificates referred to in clause (b) of Sections 1.01 and 1.02 of the foregoing Supplemental Indenture No. 1.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

Name:
Title: